040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20130462160-05
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 07/15/2013 10:47 AM
	Entity Number E0342842013-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: I IN THE SKY INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: SILVER SHIELD SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.0010 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) MICHAEL P STAPLES
Name
P O BOX 3540 | SILVER SPRINGS | NV | 89429
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

MICHAEL P STAPLES
Name

X MICHAEL P STAPLES
Incorporator Signature

P O BOX 3540 | SILVER SPRINGS | NV | 89429
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X SILVER SHIELD SERVICES, INC. 7/15/2013
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

ARTICLES OF INCORPORATION
OF
I IN THE SKY, INC.
(continued)

ARTICLE EIGHT
PURPOSES

The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

I. OMNIBUS: To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II. CARRYING ON BUSINESS OUTSIDE STATE: To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III. PURPOSES TO BE CONSTRUED AS POWERS: The purposes specified herein will be construed both as purposes and powers and will be in no ways limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein will be regarded as independent purposes and powers, and the enumeration of specific purposes and powers will not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor will the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE NINE
CAPITAL STOCK

     9.1 Authorized Stock. The corporation will have authority to issue Seventy-five Million (75,000,000) shares of stock in the aggregate. These shares will be divided into two classes and designated as follows:

     (a) Seventy-four Million (74,000,000) shares of Common Stock, par value: $0.001 per share.

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	(b)	One Million	(1,000,000) shares of Preferred Stock, par value: $0.001	per
share.

	9.2	Common	Stock. Subject to the rights, preferences, privileges	or

restrictions of Preferred Stock or any series thereof, the relative rights, preferences, privileges and restrictions granted to or imposed upon Common Stock and the holders thereof are as follows:

     9.2.1 Dividends. The holders of Common Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of any funds of this corporation legally available therefor, such dividends as may be declared thereon from time to time by the Board of Directors.

     9.2.2 Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of Common Stock will be entitled to receive ratably, based on the total number of shares of Common Stock held by each, the assets and funds of this corporation legally available for distribution to its shareholders, whether from capital or surplus.

     9.2.3 Voting. The holders of Common Stock will be entitled to one vote for each share of Common Stock held and will have full voting rights and be entitled to vote on such matters and in such manner as provided herein or by law.

     9.3 Preferred Stock. The authorized shares of Preferred Stock may be divided into and issued in series. Subject to the limitations provided in these Articles or by law, authority is vested in the Board of Directors to divide any or all of such Preferred Stock into any number of series, to fix and determine the relative rights, preferences, privileges and restrictions of the shares of any series to be established, and to amend the relative rights, preferences, privileges and restrictions of the shares of any series that has been established but is wholly unissued. Subject to compliance with any applicable protective voting rights which have been or may be granted to Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any series of Preferred Stock so established may be junior to, pari passu with or senior to Common Stock or any present or future series of Preferred Stock (including without limitation provisions with respect to dividends, liquidation, voting or approval, and redemption). Within any limitations stated in these Articles or in the resolution of the Board of Directors establishing a series, the Board of Directors, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease will thereafter constitute authorized but undesignated shares. The authority herein granted to the Board of Directors to determine the relative rights, preferences, privileges and restrictions of Preferred Stock will be limited to unissued shares, and no power will exist to alter or change the relative rights, preferences, privileges or restrictions of any shares that have been issued. Preferred Stock or any series thereof may have relative rights, preferences, privileges and restrictions that are identical to those of Common Stock.

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     9.4 Issuance of Certificates. The Board of Directors will have the authority to issue shares of the capital stock of this corporation and the corresponding certificates subject to any applicable transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer of shares in a manner as may be calculated to promote this compliance or to further any other reasonable purpose.

     9.5 Quorum for Meeting of Shareholders. A quorum will exist at any meeting of shareholders if a majority of the votes entitled to be cast is represented in person or by proxy. In the case of any meeting of shareholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, will nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting will not be less than one-third of the shares entitled to vote.

     9.6 Contracts with Interested Shareholders. Subject to the limitations set forth in the Nevada Revised Statutes (“NRS”), to the extent applicable:

     (a) This corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its shareholders and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

     (b) Any such contract or transaction will not be affected or invalidated or give rise to liability by reason of the shareholder's having an interest in the contract or transaction.

     9.7 Ratification by Shareholder Vote. Subject to the requirements of the NRS, any contract, transaction, or act of this corporation or of any director or officer of this corporation that will be authorized, approved, or ratified by the affirmative vote of a majority of shares represented at a meeting at which a quorum is present will, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of this corporation.

     9.8 Calling of Special Meeting of Shareholders. Subsequent to the date that this corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), special meetings of the shareholders for any purpose or purposes may be called at any time only by the Board of Directors or the Chairman of the Board (if one be appointed), the Chief Executive Officer or the President. Shareholders of this corporation will not have the right to call special meetings after such date.

ARTICLES OF INCORPORATION: 3

     9.9 Shareholder Voting on Extraordinary Actions. Subsequent to the date that this corporation is subject to the reporting requirements of Section 13 of the Exchange Act, pursuant to the authority granted under the NRS, the vote of shareholders of this corporation required in order to approve amendments to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of business, or dissolution of the corporation will be a majority of all of the votes entitled to be cast by each voting group entitled to vote thereon.

ARTICLE TEN
ASSESSMENT OF STOCK

The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, will not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up will ever be assessable or assessed.

ARTICLE ELEVEN
PERIOD OF EXISTENCE

The period of existence of the corporation will be perpetual.

ARTICLE TWELVE
DIRECTORS

     12.1 NUMBER OF DIRECTORS. The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

12.2	CONTRACTS WITH INTERESTED DIRECTORS.
(a) The corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its directors and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

     (b) Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the director's having an interest in the contract or transaction.

ARTICLES OF INCORPORATION: 4

ARTICLE THIRTEEN
BY-LAWS

The initial By-laws of the corporation will be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, will be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

ARTICLE FOURTEEN
STOCKHOLDERS’ MEETINGS

Meetings of stockholders will be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Except as specified in paragraph 9.8 above, special meetings of the stockholders may be called by the president or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, will be signed by stockholders having at least a majority of the voting power.

ARTICLE FIFTEEN
CONTRACTS OF CORPORATION

No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation will in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested will be disclosed or will have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that will authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE SIXTEEN
CUMULATIVE VOTING

Shareholders of this corporation will not have the right to cumulate votes for the election of directors.

ARTICLES OF INCORPORATION: 5

ARTICLE SEVENTEEN
PREEMPTIVE RIGHTS

No shareholder of this corporation will have, solely by reason of being a shareholder, any preemptive rights with respect to any stock of this corporation or any securities convertible into or carrying a right to subscribe for or acquire stock of this corporation. Notwithstanding the foregoing, this corporation will have the power to grant similar rights by contract.

ARTICLE EIGHTEEN
CONTROL SHARE ACQUISITION

The Corporation, pursuant to Section 78.434 of the Nevada Revised Statutes (“NRS”), elects not to be governed by Sections 78.411 to 78.444 of the NRS, inclusive. Additionally, the Corporation elects not to be governed by the provisions of NRS 78.378 to 78.3793, inclusive, of the NRS.

ARTICLE NINETEEN

LIABILITY OF DIRECTORS AND OFFICERS

No director or officer will have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Thirteen will not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

ARTICLE TWENTY

INDEMNIFICATION AND LIMITATION OF LIABILITY

     20.1 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

     (a) This corporation shall indemnify and hold harmless each individual who is or was serving as a director or officer of this corporation or who, while serving as a director or officer of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in Nevada Revised Statutes; provided that no such indemnity shall indemnify any director or officer from or on account of (1) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the director or officer finally adjudged to be in violation of Nevada Revised Statutes; or (3) any transaction with respect to which it

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was finally adjudged that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

     (b) This corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of this corporation or, who, while a director, officer, employee, or agent of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not this corporation would have power to indemnify the individual against such Liability under the Nevada Revised Statutes.

     (c) If, after the effective date of this Section 20.1, the Act is amended to authorize further indemnification of directors or officers, then directors and officers of this corporation shall be indemnified to the fullest extent permitted by the Act.

     (d) To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Section 20.1 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Section 20.1 shall be a contract right upon which each director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Section 20.1 shall not adversely affect any right or protection of a director or officer of this corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

     (e) If any provision of this Section 20.1 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Section 20.1, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

20.2 LIMITATION OF DIRECTORS' LIABILITY.

     To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be personally liable to this corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Section 20.2 shall not adversely affect a director of this corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

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